Exhibit 99.1

Adept Technology Reports First Quarter Fiscal 2003 Results

    SAN JOSE, Calif.--Oct. 23, 2002--Adept Technology, Inc. (Nasdaq/NMS:ADTK), a leading manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today reported financial results for its first quarter ended September 28, 2002. Net revenues for the quarter ended September 28, 2002 were $10.3 million, a decrease of 23.2% from net revenues of $13.4 million for the quarter ended September 29, 2001. Gross margin for the quarter was 19.6% versus 34.7% in the same quarter a year ago. The decrease in gross margin reflects lower volumes and pricing pressure. Operating expenses for the quarter were $11.3 million, a decrease of 56.8% compared to $26.1 million in the quarter ended September 29, 2001. R&D and SG&A expenses for the quarter ended September 28, 2002 were $10.0 million, a decrease of 26.5% compared to $13.6 million for the same period a year ago. Cash at the end of the quarter was $16.8 million.
    Brian R. Carlisle, Chairman and Chief Executive Officer of Adept commented, "The results of our operations reflect the continued, weak US market as well as a softening in Europe."
    Adept reported a net loss of $9.1 million, or $0.63 per share, for the quarter ended September 28, 2002, versus a net loss of $21.4 million, or $1.63 per share, before cumulative effect of change in accounting principle, for the quarter ended September 29, 2001. The figures above include restructuring expenses and non-cash amortization of intangibles of $1.3 million for the quarter ended September 28, 2002 and $12.5 million for the quarter ended September 29, 2001.
    Carlisle added, "We believe that the reductions we have made to our cost structure, combined with our new product introductions, will enable us to achieve sequential improvement in our top line."

    Adept's Outlook

    The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

    -- The company expects net revenues for the second quarter of fiscal 2003 to be up 8 to 12 percent from first quarter fiscal 2003 net revenues of $10.3 million.

    -- The company has experienced deterioration in average selling prices of several of its earlier generation products. In addition, the company is utilizing less than 50 percent of its capacity and expects its gross margin percentage to be approximately 19 to 22 percent for the second quarter of fiscal 2003. The company expects that as volume increases for newer generation products and the benefits of the expense reduction activities take effect, gross margins will steadily improve.

    -- R&D and SG&A expenses in the second quarter of fiscal 2003 are expected to be down 5 to 10 percent compared to first quarter expenses of $10.0 million.

    -- The company expects to have approximately $8.0 million in cash on hand at the end of the second quarter of fiscal 2003.
        Included in this ending cash estimate is a $2.5 million payment for a previously completed acquisition.

    -- The company does not expect to book any tax benefit associated with current year operations during fiscal 2003.

    -- Depreciation and amortization is expected to be approximately $1.0 million in the second quarter of fiscal 2003.

    Investor Conference Call

    Brian Carlisle, Chairman and Chief Executive Officer, Mike Overby, Vice President and Chief Financial Officer, and John Dulchinos, Vice President Sales, will host an investor conference call today, October 23, 2002 at 5:00p.m. Eastern Time to review the company's financials and operations for the first quarter of fiscal 2003. The call will include statements regarding the company's anticipated financial performance in the second quarter of fiscal 2003. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and www.streetevents.com. A telephonic playback of the conference call will also be available for five business days from Wednesday, October 23, 2002 to Wednesday, October 30, 2002. Listeners should call
800.428.6051 and use PIN No. "274583."

    This press release contains certain forward-looking statements including statements regarding expenses, revenue growth and future operating results that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the cyclicality of capital spending of the company's customers including in the semiconductor industry; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the company's dependence on retention and attraction of key employees; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with potential acquisitions, including integration risks associated with our previous acquisitions; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; or decreased acceptance of the company's new or current products in the marketplace.
    For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10K for the fiscal year ended June 30, 2002, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

    Adept Technology, Inc. designs, manufactures and markets intelligent production automation solutions for the photonics, telecommunication, semiconductor, automotive, appliance, food and life sciences industries throughout the world. Adept products are used for small parts assembly, material handling and ultra precision process applications and include robot mechanisms, real-time vision and motion controls, machine vision systems, system design software, process knowledge software, precision solutions and other flexible automation equipment. Adept was incorporated in California in 1983. More information is available at www.adept.com.


                        ADEPT TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)
                 (In thousands, except per share data)

                                          Three months ended
                                    -----------------------------
                                      September 28, September 29,
                                          2002         2001
                                        --------     --------


Net revenues                            $ 10,275    $ 13,385
Cost of revenues                           8,256       8,737
                                        --------    --------
Gross margin (loss)                        2,019       4,648

Operating expenses:
Research, development
 and engineering                           3,522       5,838
Selling, general
 and administrative                        6,445       7,715
Restructuring expenses                     1,136      12,335
Amortization of
 goodwill and other intangibles              150         180
                                        --------    --------
Total operating expenses                  11,253      26,068
                                        --------    --------

Operating loss                            (9,234)    (21,420)

Interest income, net                         179          83
                                        --------    --------
Loss before income
 taxes and cumulative effect
 of change in
 accounting principle                     (9,055)    (21,337)
Provision for income taxes                    31          81
                                        --------    --------
Net loss before cumulative
 effect of change in
 accounting principle                     (9,086)    (21,418)
Cumulative effect of
 change in accounting principle(1)      $   --      ($ 9,973)
                                        --------    --------
Net loss                                ($ 9,086)   ($31,391)
                                        ========    ========

Basic and diluted net loss per share:

Before cumulative effect
 of change in accounting principle      ($  0.63)   ($  1.63)
                                        ========    ========

After cumulative effect
 of change in accounting principle      ($  0.63)   ($  2.38)
                                        ========    ========

Basic and diluted number
 of shares used in computing
 per share amounts:                       14,327      13,169
                                        ========    ========

    (1) The cumulative effect of change in accounting principle of $10.0 million was originally reported in our results of operations in the Form 10-Q for the fiscal quarter ended March 30, 2002, when the amount of the impairment under SFAS 142 was determined. However, because the impairment relates to the effective date of SFAS 142, or July 1, 2001 for Adept, the cumulative effect of change in accounting principle is properly reflected in the fiscal quarter ended September 29, 2001 in the table above.


                        ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                  September 28,     June 30,
                                      2002            2002
                                     -------         -------
                                   (unaudited)
ASSETS

Current assets:
Cash, cash equivalents
  and short term investments         $16,804        $21,681
Accounts receivable,
 less allowance for
 doubtful accounts of
 $817 at September 28,
 2002 and $832 at June 30, 2002       11,107         12,500
Inventories                           10,610         11,189
Deferred tax assets
 and prepaid expenses                  1,374            854
                                     -------        -------
Total current assets                  39,895         46,224

Property and equipment at cost        13,114         12,688
Less accumulated
 depreciation and amortization         7,810          6,965
                                     -------        -------
Net property and equipment             5,304          5,723

Goodwill, net                          7,562          6,889
Other intangibles, net                 1,754          1,124
Other assets                           3,782          2,534
                                     -------        -------
Total assets                         $58,297        $62,494
                                     =======        =======


LIABILITIES, REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable                     $ 8,617        $ 6,561
Other accrued
 liabilities                          10,961         10,428
Accrued restructuring charges          2,140          1,909
                                     -------        -------
Total current liabilities             21,718         18,898

Commitments and contingencies

Long term liabilities:
Restructuring charges                  1,109          1,450
Deferred income tax and
 other long term liabilities           2,715          1,242

Redeemable convertible
 preferred stock                      25,000         25,000

Total shareholders' equity             7,755         15,904
                                     -------        -------

Total liabilities and
 shareholders' equity                $58,297        $62,494
                                     =======        =======

    CONTACT: Adept Technology
             Maili Bergman, 408/434-5158 (Investor Relations Director) 408/434-5005 (fax)
             maili.bergman@adept.com
                or
             Michael Overby, 408/434-5112 (Chief Financial Officer) 408/434-5005 (fax)
             mike.overby@adept.com

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